UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): March 4, 2025

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4220 North Freeway

Fort Worth, TX 76137

(Address of principal executive offices, including zip code)

(877) 415-9990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	OMCL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2025, Omnicell, Inc. (the “Company”) entered into an employment agreement with Randall A. Lipps, pursuant to which he will continue to serve as the Company’s President and Chief Executive Officer (the “CEO Employment Agreement”). The CEO Employment Agreement has a term through December 31, 2027. During the term of the CEO Employment Agreement, the payments and benefits to which Mr. Lipps is entitled include: (i) an annual base salary of no less than $833,000, (ii) eligibility for an annual cash bonus targeted at not less than 125% of his then-current base salary, and (iii) an annual long-term incentive award having a grant date fair value of no less than $6,375,000. Mr. Lipps will also continue to be eligible for benefits the Company may provide from time to time to similarly situated employees and to participate in the benefit plans and allowances for which he is currently eligible to the extent the Company continues to provide such benefits to employees in general.

In the event Mr. Lipps’s employment is terminated by the Company for any reason other than for Cause (as defined in the CEO Employment Agreement), death or disability, or Mr. Lipps resigns for Good Reason (as defined in the CEO Employment Agreement), prior to the grant of his annual equity incentive award for the 2027 fiscal year, then, subject to his execution and non-revocation of a general release of claims in favor of the Company and compliance with certain restrictive covenants related to non-competition, non-solicitation of customers and non-recruitment of employees (“Release and Noncompete Requirement”), Mr. Lipps will be entitled to: (i) accrued and unpaid benefits, (ii) a cash severance payment equal to three (3) times the sum of his then-current base salary plus his target annual bonus for the year of termination; (iii) a payment equal to a pro rata portion of his target annual bonus for the year of termination; (iv) accelerated vesting of any then-unvested equity-based awards that were granted during the term of the CEO Employment Agreement and in 2025 prior to the commencement of the CEO Employment Agreement, if any, subject to any more Executive-favorable (but not any less Executive-favorable) provisions in the applicable equity award agreement or equity incentive plan (provided that any such equity-based awards that are performance share units contingent on achievement of a performance goal shall be earned based on actual performance following completion of the applicable performance period); (v) subject to timely enrollment in COBRA, Company-paid COBRA premiums for eighteen (18) months; and (vi) up to one (1) year of outplacement services.

In the event Mr. Lipps’s employment is terminated by the Company for any reason other than for Cause, death or disability or Mr. Lipps resigns for Good Reason after the grant of his annual equity incentive award for the 2027 fiscal year, then, subject to the Release and Noncompete Requirement, Mr. Lipps will be entitled to: (i) accrued and unpaid benefits, (ii) a cash severance payment equal to one and one-half (1.5) times the sum of his then-current base salary plus his target annual bonus for the year of termination; (iii) a payment equal to a pro rata portion of his target annual bonus for the year of termination; (iv) accelerated vesting of any then-unvested equity-based awards that were granted during the term of the CEO Employment Agreement and in 2025 prior to the commencement of the CEO Employment Agreement, if any, subject to any more Executive-favorable (but not any less Executive-favorable) provisions in the applicable equity award agreement or equity incentive plan (provided that any such equity-based awards that are performance share units contingent on achievement of a performance goal shall be earned based on actual performance following completion of the applicable performance period); (v) subject to timely enrollment in COBRA, Company-paid COBRA premiums for eighteen (18) months; and (vi) up to one (1) year of outplacement services.

If Mr. Lipps’s employment is terminated by the Company for any reason other than for Cause, death or disability, or if Mr. Lipps resigns for Good Reason, in each case within six (6) months before or twenty-four (24) months following the occurrence of a Change in Control (as defined in the CEO Employment Agreement), then, subject the Release and Noncompete Requirement, Mr. Lipps will be entitled to: (i) accrued and unpaid benefits, (ii) a cash severance payment equal to the greater of (a) the cash severance that would have been payable on a termination described in the preceding paragraphs and (b) two (2) times the sum of his then-current base salary plus his target annual bonus for the year of termination; (iii) a payment equal to a pro rata portion of his target annual bonus for the year of termination; (iv) accelerated vesting of any then-unvested equity-based awards that were granted during the term of the CEO Employment Agreement and in 2025 prior to the commencement of the CEO Employment Agreement, if any, subject to any more Executive-favorable (but not any less Executive-favorable) provisions in the applicable equity award agreement or equity incentive plan (provided that any such equity-based awards that are performance share units contingent on achievement of a performance goal shall be earned at the greater of target performance and performance achieved through the date of termination); (v) a cash payment equal to twenty-four (24) times the initial monthly COBRA premium for the equivalent value of Mr. Lipps’s and his qualified covered family members’ continuation of health, dental and vision coverage at the Company’s expense; (vi) up to one (1) year of outplacement services; and (vii) reimbursement of up to $15,000 in legal fees.

In addition, should Mr. Lipps’s termination be the result of his Retirement (as defined in the CEO Employment Agreement) or as a result of the CEO Employment Agreement reaching the end of its term, and such termination is nine (9) months or more after the grant date of any unvested time-based restricted stock units then held by Mr. Lipps (including performance-based restricted stock units for which the performance conditions have been satisfied such that only time-vesting conditions remain) or any unvested performance-based restricted stock units then held by Mr. Lipps, then (i) all remaining unvested time-based restricted stock units that were granted during the term of the CEO Employment Agreement and during 2025 prior to the commencement of the CEO Employment Agreement, if any, shall continue to vest and be settled in accordance with the existing vesting schedule as if Mr. Lipps’s employment had continued, and (ii) all remaining unvested performance-based restricted stock units that were granted during the term of the CEO Employment Agreement and during 2025 prior to the commencement of the CEO Employment Agreement, if any, shall remain eligible to be earned and become vested and settled based on actual performance following the end of the performance period.

To the extent that Mr. Lipps is entitled to receive severance benefits under any employment or similar agreement, the Company’s Executive Severance Plan or the Amended and Restated Omnicell, Inc. Severance Benefit Plan (or any successor thereto), the benefits under the CEO Employment Agreement shall be in lieu of (and not in addition to) any severance benefits thereunder (including, without limitation, under any Change of Control Agreement or Change in Control Severance Letter). The terms of applicable benefit plans and equity award agreements shall continue to apply except to the extent the CEO Employment Agreement provides otherwise, but, in the event of any inconsistency between the terms of the CEO Employment Agreement and the terms of any applicable benefit plan or equity award agreement, the terms of the CEO Employment Agreement shall control to the extent they are more favorable.

The foregoing summary is not complete and is qualified in its entirety by reference to the CEO Employment Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement by and between Omnicell, Inc. and Randall A. Lipps, effective as of March 4, 2025

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Date: March 4, 2025	/s/ Corey J. Manley
Corey J. Manley
Executive Vice President and Chief Legal and Administrative Officer